Exhibit 8.2
November 8, 2010
Ladies and Gentlemen:
          We have acted as U.S. counsel to Valeant Pharmaceuticals International, Inc., a Canadian corporation (the “Company”), in connection with the special dividend reinvestment plan (the “Plan”) established for use in connection with the Company’s one-time special dividend of US $1.00 per common share of the Company payable on December 22, 2010 to shareholders of record of the Company as of close of business on November 15, 2010. This opinion is being delivered in connection with the filing of the registration statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 12,000,000 of the Company’s common shares, no par value (the “Common Shares”), which represents the estimated maximum number of Common Shares that may be issued by the Company in connection with the Plan.
          In rendering our opinion, we have reviewed the Registration Statement and have examined such records, representations, documents, certificates or other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In this examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, or photostatic copies, and the authenticity of the originals of such copies. In making our examination of documents executed, or to be executed, by the parties indicated therein, we have assumed that each party, including the Company, is duly organized and existing under the laws of the applicable jurisdiction of its organization and had, or will have, the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by each party indicated in the documents and that such documents constitute, or will constitute, valid and binding obligations of each party.

          In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated thereunder by the U.S. Department of Treasury (the “Regulations”), pertinent judicial authorities, rulings of the Internal Revenue Service, and such other authorities as we have considered relevant, in each case as in effect on the date hereof. It should be noted that the Code, Regulations, judicial decisions, administrative interpretations and other authorities are subject to change at any time, possibly with retroactive effect. A material change in any of the materials or authorities upon which our opinion is based could affect the conclusions set forth herein. There can be no assurance, moreover, that any opinion expressed herein will be accepted by the Internal Revenue Service, or if challenged, by a court.
          Based upon the foregoing, although the discussion in the Registration Statement under the heading “U.S. Federal Income Tax Considerations” does not purport to discuss all possible U.S. federal income tax consequences of participation under the Plan, we hereby confirm that the statements of law (including the qualifications thereto) under such heading represent our opinion of the material United States federal income tax consequences of participation under the Plan, subject to certain assumptions expressly described in the Registration Statement under such heading.
          We express no other opinion, except as set forth above. We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or subsequent changes in applicable law. Any changes in the facts set forth or assumed herein may affect the conclusions stated herein.
          We hereby consent to the filing of this opinion with the Commission as Exhibit 8.2 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
Very truly yours,
/s/ Cravath, Swaine & Moore LLP
Valeant Pharmaceuticals International, Inc.
     7150 Mississauga Road
          Mississauga, Ontario
               Canada L5N 8M5